Exhibit 99.1

AMERICAN APPAREL ANNOUNCES NYSE AMEX ACCEPTANCE OF PLAN OF COMPLIANCE

LOS ANGELES, June 23, 2010 – American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced that it received a letter from the NYSE Amex LLC (the “Exchange”) that the Exchange accepted the company’s previously submitted plan of compliance and, pursuant to such plan, has granted the company an extension until August 16, 2010 to regain compliance with its continued listing standards.

As previously disclosed, on May 18, 2010, the company received a letter from the Exchange stating that the company’s timely filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (the “Form 10-Q”) is a condition for the company’s continued listing on the Exchange, as required by Sections 134 and 1101 of the Exchange’s Company Guide, and that the company’s failure to timely file the Form 10-Q is a material violation of the company’s listing agreement with the Exchange. The letter from the Exchange provided that the company must submit to the Exchange by June 1, 2010 a plan to bring the company in compliance with Sections 134 and 1101 of the Company Guide by no later than August 16, 2010, or it would be subject to delisting procedures. On June 1, 2010, the company submitted its plan of compliance to the Exchange. On June 17, 2010, the company received a letter from the Exchange stating that the Exchange completed its review of the company’s compliance plan and granted the company an extension until August 16, 2010 for the company to file the Form 10-Q.

The company will be subject to periodic reviews by the Exchange during the extension period. Failure to make progress consistent with the plan or to regain compliance with continued listing standards by the end of the extension period could result in the company being delisted from the Exchange.

Although no assurances may be given in this regard, the company currently expects to complete the preparation and review of the financial statements and related disclosures for the Form 10-Q and file the Form 10-Q prior to July 16, 2010, but in any event, by no later than August 16, 2010.

About American Apparel
American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of June 15, 2010, American Apparel employed approximately 10,000 people and operated over 280 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.com.

Safe Harbor Statement
This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements, generate cash flow to service our debt; our ability to obtain amendments to our credit facilities prior to expected covenant defaults; our ability to extend, renew or refinance our existing debt; our ability to regain compliance with the stock exchange rules; the completion of the preparation and review of financial statements and related disclosures for the first quarter ended March 31, 2010, including any restatement, if applicable; costs of materials and labor; our ability to improve manufacturing efficiency at our production facilities; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, and Form 10-K/A for the year ended December 31, 2009. Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Joseph Teklits / Jean Fontana
ICR
(203) 682-8200
or
Adrian Kowalewski
Chief Financial Officer
American Apparel
(213) 488-0226